UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                February 23, 2005
                                -----------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Florida                       0-26028                22-2671269

(State or Other Jurisdiction of (Commission File Number)    (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                               6531 NW 18TH COURT
                              PLANTATION, FL 33313
               --------------------------------------------------
                    (Address of principal executive offices)


                                 (954) 581-9800
                    -----------------------------------------
                         (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
     Act.  (17 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
     Act.  (17 240.13e-4(c))

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
            Year

On February 23, 2005, a Special Meeting of shareholders of Imaging Diagnostic Systems, Inc., at which a quorum was present, was held at our corporate offices at 6531 NW 18th Court, Plantation, FL to approve a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of the Company's common stock, no par value, from 200,000,000 to 300,000,000. Our Board of Directors had previously approved the proposal. The shareholders approved the proposal by an affirmative vote of a majority of the shares present in person or by proxy.

The amendment to the articles is attached as Exhibit 99.1 to this report and is incorporated by reference.


                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits

               (c) Exhibits

Exhibit No.              Description of Exhibits

99.1                     Amendment to the Articles of Incorporation.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              IMAGING DIAGNOSTIC SYSTEMS, INC.

Dated February 24, 2005


                                    /s/ Allan L. Schwartz
                                    ---------------------
                                    By: Allan L. Schwartz
                                    Executive Vice President
                                    Chief Financial Officer